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                                                                    EXHIBIT 4.07


                                SECOND AMENDMENT

                 SECOND AMENDMENT, dated as of December 31, 1995 (this "Amendment"), to the 364-Day Credit Agreement, dated as of September 1, 1994 (as amended, supplemented or otherwise modified prior to the date hereof, the "Credit Agreement"), among W. R. GRACE & CO.-CONN., a Connecticut corporation (the "Company"), W. R. GRACE & CO., a New York corporation ("Grace New York"), the banks parties thereto (the "Banks") and CHEMICAL BANK, a New York banking corporation, as agent (in such capacity the "Agent") for the Banks.

                            W I T N E S S E T H :

                 WHEREAS, the Company and Grace New York have requested the Agent and the Banks to agree to amend the Credit Agreement in certain respects as hereinafter set forth; and

                 WHEREAS, the Agent and the Banks are willing to agree to such amendment, but only on the terms and subject to the conditions set forth in this Amendment;

                 NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, Grace New York, the Banks and the Agent hereby agree as follows:

                 1. Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.

                 2. Amendment of Section 1. Section 1 of the Credit Agreement is hereby amended by deleting therefrom each reference to the phrase "asbestos property damage" in the definitions of "Consolidated Adjusted Net Worth" and "EBIT" and substituting therefore the phrase "asbestos related".

                 3. Effectiveness. This Amendment shall become effective upon receipt by the Agent of evidence satisfactory to the Agent that this Amendment has been executed and delivered by the Company, Grace New York and the Majority Banks.

                 4. No Other Amendments. Except as expressly amended hereby, the Credit Agreement and the other Loan Documents (if any) shall remain in full force and effect in accordance with their respective terms.

                 5.       Counterparts.    This Amendment may be executed by
one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.


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                 6.       Applicable Law.  THIS AMENDMENT SHALL BE GOVERNED BY,
AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.





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                 IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed and delivered as of the day and year first above written.


                                        W. R. GRACE & CO.-CONN.


                                        By:__________________________
                                           Title:


                                        W. R. GRACE & CO.


                                        By:__________________________
                                           Title:


                                        CHEMICAL BANK, as Agent


                                        By:__________________________
                                           Title:





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                                                                              4



                 The undersigned Banks hereby consent and agree to the foregoing Amendment:


                                        CHEMICAL BANK


                                        By:____________________________
                                           Title:


                                        ABN AMRO BANK N.V.



                                        By:____________________________
                                           Title:



                                        By:____________________________
                                           Title:


                                        BANK OF AMERICA NATIONAL TRUST
                                          AND SAVINGS ASSOCIATION



                                        By:____________________________
                                           Title:



                                        THE BANK OF NOVA SCOTIA



                                        By:____________________________
                                           Title:



                                        BARCLAYS BANK PLC



                                        By:____________________________
                                           Title:







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                                        THE CHASE MANHATTAN BANK, N.A.


                                        By:____________________________
                                           Title:



                                        COMMERZBANK AG, ATLANTA AGENCY



                                        By:____________________________
                                           Title:



                                        By:____________________________
                                           Title:


                                        CREDIT LYONNAIS ATLANTA AGENCY



                                        By:____________________________
                                           Title:



                                        DRESDNER BANK AG, NEW YORK AND
                                          GRAND CAYMAN BRANCHES



                                        By:____________________________
                                           Title:



                                        By:____________________________
                                           Title:


                                        THE HONGKONG AND SHANGHAI
                                          BANKING CORPORATION LIMITED



                                        By:____________________________
                                           Title:





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                                        MORGAN GUARANTY TRUST COMPANY
                                          OF NEW YORK



                                        By:____________________________
                                           Title:


                                        NATIONSBANK OF FLORIDA, N.A.



                                        By:____________________________
                                           Title:


                                        SWISS BANK CORPORATION-NEW
                                          YORK BRANCH



                                        By:____________________________
                                           Title:



                                        By:____________________________
                                           Title:



                                        UNION BANK OF SWITZERLAND



                                        By:____________________________
                                           Title:



                                        By:____________________________
                                           Title: